Exhibit 4.1

Execution Version

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Second Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of February 10, 2022, is among Team, Inc., a Delaware corporation (the “Company”), APSC Holdco II, L.P. (“Atlantic Park”) and the Corre Holders (as defined below), and amends and restates that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 2021, among the Company, Atlantic Park and the Corre Holders (the “Existing Agreement”), which amended and restated that certain Registration Rights and Lock-Up Agreement, dated as of December 18, 2020, between the Company and Atlantic Park (the “Original Agreement”).

WHEREAS, on December 18, 2020, the Company issued to Atlantic Park a warrant to purchase in the aggregate up to 3,582,949 shares of the Company’s common stock, $0.30 par value per share (“Common Stock”), upon the terms and conditions set forth in that certain common stock purchase warrant, dated as of December 18, 2020 (the “Initial Warrant”);

WHEREAS, on November 9 and December 8, 2021, the Initial Warrant was amended and restated to provide for, among other things, the purchase in the aggregate of up to 5,000,000 shares of Common Stock, upon the terms and conditions set forth in that certain second amended and restated common stock purchase warrant, dated as of December 8, 2021 (the “Atlantic Park Warrant”);

WHEREAS, on December 8, 2021, the Company issued to Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP (collectively, the “Corre Holders”) warrants to purchase in the aggregate up to 2,550,578, 1,160,918 and 1,288,504, shares of Common Stock, respectively, upon the terms and conditions set forth in those certain common stock purchase warrants, dated as of December 8, 2021 (collectively, the “Corre Warrants”);

WHEREAS, the Existing Agreement provides the holders thereunder (the “Existing Holders”) certain registration rights with respect to the Warrants (as defined below) and the Common Stock issued or issuable upon exercise thereof;

WHEREAS, the Company and the Corre Holders entered into that certain Common Stock Subscription Agreement, dated as of February 10, 2022, pursuant to which the Company issued and sold 11,904,761 shares of Common Stock (such shares, the “PIPE Shares”) to the Corre Holders on February 10, 2022;

WHEREAS, pursuant to Section 7.13 of the Existing Agreement, the provisions thereof may be amended with the consent of the Company and Existing Holders representing at least 50% of the Registrable Securities (including the consent of each of Atlantic Park and the Corre Holders); and

WHEREAS, the Company and the Existing Holders desire to amend and restate the Existing Agreement to provide each of the Corre Holders certain registration rights with respect to the PIPE Shares, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“10-K Filing Date” shall mean the earlier of (i) the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) April 13, 2022.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliates” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble, as amended from time to time in accordance herewith.

“Atlantic Park” shall have the meaning given in the Preamble.

“Atlantic Park Warrant” shall have the meaning given in the Recitals.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Company Competitor” means any Person, or any Affiliate thereof, engaged in a business similar to that of the Company, or any of its direct or indirect Subsidiaries, that provides any of the services or product sales as currently provided by the Company, including such entities engaged in the business of providing asset integrity management and performance solutions, conventional NDE, advanced NDE, heat treating products and services, tank management solutions, pipeline integrity solutions, machining, torquing and bolting, field machining, vapor barrier services, weld testing services, onstream services, hot tap, leak repair and line intervention services, valve management solutions (valve sales and repair), emission control services, Quest Integrity proprietary inspections (serving unpiggable piping, furnace tubes and steam reformer tubes), Quest Integrity advanced engineering and Quest Integrity advanced digital imaging, including designing, developing, manufacturing, distributing or assembling equipment or products to support such services, to the following industry sectors: Energy (refining, power, renewable, nuclear and LNG), Manufacturing and Process (chemical, petrochemical, pulp and paper, manufacturing, automotive and mining), Midstream and Others (valves, pipeline, terminals and storage and offshore and subsea), Aerospace and Defense (aerospace and government) and Infrastructure (amusement parks, dams, ports, roads and railways, construction and building and bridges).

“Corre Holders” shall have the meaning given in the Recitals.

“Corre Warrants” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Disqualified Institutions” means (i) the Persons identified in writing on that certain list delivered by the Company to Atlantic Park and the Corre Holders on or prior to the date hereof (as such list may be updated from time to time in accordance with this paragraph as described below, the “DQ List”), (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name, and (iii) any other Affiliate of any Person described in clause (i) above that is identified from time to time in a written notice to Atlantic Park and the Corre Holders as described below; provided that (x) following the date hereof, the DQ List may be updated by the Company from time to time to add one or more additional Persons (provided that such additional Persons may only be added to the DQ List if they constitute a Company Competitor or an Affiliate of a Company Competitor); (y) no such update shall apply retroactively to disqualify any Person that has previously acquired a Warrant or PIPE Shares (but such Person and any of its Affiliates that are Disqualified Institutions shall be prohibited from acquiring any additional Warrants or PIPE Shares except to the extent otherwise expressly agreed to in writing by the Company), and (z) any designation of a Person as a Disqualified Institution after the date hereof that is permitted pursuant to this definition shall become effective no later than the second Business Day after written notice thereof by the Company to Atlantic Park and the Corre Holders in accordance with Section 7.1 hereof.

Any supplement or other modification to the list of Persons identified as Disqualified Institutions permitted above shall be emailed to Atlantic Park at viral.naik@ironparkcap.com and mike.kumor@alterdomus.com and the Corre Holders at operations@correpartners.com, john@correpartners.com and tom.radionov@correpartners.com, with a copy to blennon@willkie.com.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Agreement” shall have the meaning given in the Preamble.

“Existing Holders” shall have the meaning given in the Recitals.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Fully Allocated Group” shall have the meaning given in subsection 2.1.4.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Holders” shall mean Atlantic Park, the Corre Holders and, for the avoidance of doubt, any Person to whom rights under this Agreement are assigned in accordance with Section 7.4.

“Initial Warrant” shall have the meaning given in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original Agreement” shall have the meaning given in the Preamble.

“Permitted Transferee” means any Person to whom a Holder or its Permitted Transferee has Transferred PIPE Shares, Warrants or the shares of Common Stock issued or issuable upon exercise of a Warrant, as permitted by the provisions of Article V hereof.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Shares” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” or “Registrable Securities” means, as of any date of determination, (i) the PIPE Shares, (ii) on or after January 1, 2023, the Warrants; provided that the registration of such Warrants is permitted under SEC Guidance; and (iii) any shares of Common Stock issued or issuable upon the exercise of the Warrants, and, in each case, any other equity securities issued or issuable with respect to any such PIPE Shares, Warrants or shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement, reorganization, conversion or similar event; provided, however, that any particular Registrable Securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities are held by the Company or any of its direct or indirect Subsidiaries, (iii) such securities have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms of this Agreement or (iv) such securities are sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate of such Holder) pursuant to Rule 144 (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any listing fees of any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the Company’s expenses with respect to any roadshow related to the Registration or Underwritten Offering; and

(G) fees and expenses of the Company’s transfer agent.

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall have the meaning set forth in Section 7.3.

“SEC Guidance” means (i) any publicly available written or oral questions and answers, guidance, forms, comments, requirements or requests of the Commission or its staff, (ii) the Securities Act and (iii) any other rules and regulations of the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.4.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person, establish or increase of a put equivalent position or liquidate with respect to or decrease of a call equivalent position within the meaning of Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any of the foregoing transactions.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

“Warrants” means the Atlantic Park Warrant, the Corre Warrants and any subsequent warrants that may be issued by the Company pursuant to permitted transfers of the Atlantic Park Warrant and the Corre Warrants.

ARTICLE 2

REGISTRATION

Section 2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time, each of (i) Atlantic Park and (ii) any Corre Holder (such Corre Holders or Atlantic Park, as the case may be, the “Demanding Holders”, and each, a “Demanding Holder”), may make a written demand for Registration of all or part of their Registrable Securities on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall file a Registration Statement with respect to such Demand Registration as soon as practicable after the 10-K Filing Date, but not more than the later of (i) thirty (30) days immediately after the Company’s receipt of the Demand Registration or (ii) two (2) Business Days following the 10-K Filing Date, for the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable (but in no event later than ninety (90) days after it shall have filed such Registration Statement (or thirty (30) days if the Commission does not review the Registration Statement)). Each of (i) Atlantic Park and its Affiliates and (ii) the Corre Holders and their Affiliates shall have the right to demand exactly two (2) Registrations pursuant to a Demand Registration under this subsection 2.1.1.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if the Demanding Holder or Demanding Holders advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or any Demand Requesting Holder (if any) to include their Registrable Securities in such Registration shall be conditioned upon any such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, which Underwriter(s) shall be reasonably acceptable to the Demanding Holders initiating the Demand Registration; provided that such underwriting agreement shall not require the Company or any of its directors, officers and/or stockholders to be locked up for any period of time following the date of the underwriting agreement.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise the Company, the Demanding Holder or Demanding Holders and Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder or Demanding Holders and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Demand Requesting Holders (if any) that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Requesting Holder (if any) has requested to be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and the Demand Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”); provided that no less than 50% of such Registrable Securities shall be allocated to Atlantic Park and, if Atlantic Park is able to include in such registration all of Atlantic Park’s Registrable Securities as requested, without exceeding the Maximum Number of Securities (in such case, a “Fully Allocated Group”), the remaining Registrable Securities (if any) under this clause (i) shall be allocated to the Holders who are not the Fully Allocated Group (Pro Rata, but without taking into account the Fully Allocated Group)); (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders and Demand Requesting Holders (if any) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or, in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two (2) Business Days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.1.6 Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Registration Statement filed with the Commission with respect to a Demand Registration (as of the effective date thereof), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.

Section 2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed Registration to all of the Holders of Registrable Securities as soon as practicable but no later than seven (7) days prior to the initial filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (on a pro rata basis based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1 hereof), which can be sold without exceeding the Maximum Number of Securities; provided that no less than 50% of such Registrable Securities shall be allocated to Atlantic Park and, if Atlantic Park is a Fully Allocated Group, the remaining Registrable Securities (if any) under this clause (B) shall be allocated to the Holders who are not the Fully Allocated Group (on a pro rata basis based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1 hereof (without taking into account the Fully Allocated Group)); and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (on a pro rata basis based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1 hereof), which can be sold without exceeding the Maximum Number of Securities; provided that no less than 50% of such Registrable Securities shall be allocated to Atlantic Park and, if Atlantic Park is a Fully Allocated Group, the remaining Registrable Securities (if any) under this clause (B) shall be allocated to the Holders who are not the Fully Allocated Group (on a pro rata basis based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1 hereof (without taking into account the Fully Allocated Group)); (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2.2 prior to the effectiveness of such Registration whether or not any Holder of Registrable Securities has elected to include securities in such Registration.

Section 2.3 Resale Shelf Registration Rights.

2.3.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than (1) with respect to the Registrable Securities in respect of the Initial Warrant, December 8, 2021, and (2) with respect to the Registrable Securities in respect of the Warrants (other than the Initial Warrant) and the PIPE Shares, two (2) Business Days following the 10-K Filing Date, one or more Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (collectively, the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective (1) with respect to the Registrable Securities in respect of the Initial Warrant, no later than December 8, 2021, and (2) otherwise, no later than ninety (90) days following the initial filing of the Resale Shelf Registration Statement with the Commission (or the 30th day if the Commission does not review the Resale Shelf Registration Statement); provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the Registration of the Registrable Securities, and the Holder shall execute such documents in connection with such Registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts to address any comments from the Commission regarding such Resale Shelf Registration Statement and to advocate with the Commission for the Registration of all Registrable Securities in accordance with SEC Guidance (it being understood that the Company shall not be required to institute or maintain any action, suit or proceeding against the Commission or any member of the staff of the Commission). Notwithstanding the foregoing, if the Commission or SEC Guidance prevents the Company from including any or all of the Registrable Securities on any Resale Shelf Registration Statement, such Resale Shelf Registration Statement shall include the resale of a number of Registrable Securities which is equal to the maximum amount permitted by the

Commission. In such event, the number of Registrable Securities to be included for each Holder in the applicable Resale Shelf Registration Statement shall be reduced (pro rata among all Holders; provided that no less than 50% of such maximum amount of Registrable Securities shall be allocated to Atlantic Park and, if Atlantic Park is a Fully Allocated Group, the remaining Registrable Securities shall be allocated to the Holders who are not the Fully Allocated Group (pro rata among all Holders (without taking into account the Fully Allocated Group))). Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).

2.3.3 Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall as soon as reasonably practicable prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its commercially reasonable efforts to file a shelf registration on an appropriate form as soon as reasonably practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as soon as reasonably practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

2.3.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement on Form S-3 has been declared effective by the Commission, any of the Demanding Holders may request to sell all or any portion of the Registrable Securities in an Underwritten Offering that is registered pursuant to such Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, (i) $10,000,000 or (ii) an amount less than $10,000,000 if a Demanding Holder (and its Affiliates) requests to sell all of its Registrable Securities in such Underwritten Offering. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Promptly upon receiving such notice (but no later than 10 days after receipt of such notice), the Company shall notify all of the Holders of Registrable Securities regarding the potential Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each a “Takedown Requesting Holder”) within 5 days of receipt of notice of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, with the consent of the Demanding Holder who initiated the Underwritten Shelf Takedown.

2.3.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of the Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; provided that no less than 50% of such Registrable Securities shall be allocated to Atlantic Park and, if Atlantic Park is a Fully Allocated Group, the remaining Registrable Securities (if any) under this clause (i) shall be allocated to the Holders who are not the Fully Allocated Group, on a Pro Rata basis (but without taking into account the Fully Allocated Group); and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.6 Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1. Each of (i) Atlantic Park and its Affiliates and (ii) the Corre Holders and their Affiliates shall have the right to require exactly two (2) Underwritten Shelf Takedowns in each case, in any 12-month period.

2.3.7 Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Resale Shelf Registration Statement (as of the effective date of such Resale Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein. The Company agrees, to the extent necessary, to supplement or make amendments to each Resale Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by SEC Guidance, or as may reasonably be requested by any Holder to permit such Holders’ intended method of distribution.

Section 2.4 Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 or effect an Underwritten Shelf Takedown made pursuant to Section 2.3.5 within 90 days after any other Demand Registration or Underwritten Shelf Takedown, provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 or a request for an Underwritten Shelf Takedown pursuant to Section 2.3.5 and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective or Underwritten Shelf Takedown to be consummated.

ARTICLE 3

COMPANY PROCEDURES

Section 3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, whether pursuant to the filing of a new Registration Statement or effecting an Underwritten Offering, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold; provided that the Company shall not be required to file such Registration Statement until such time as it has received any necessary information from the Holders; provided, further, that no Holder shall be identified as an underwriter in any such Registration Statement without the prior written consent of such Holder.

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration that are Demanding Holders, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 [reserved];

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective (which may be satisfied by the issuance of a press release by the Company);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering; provided that such underwriting agreement shall not require the Company or any of its directors and officers to be locked up for any period of time following the date of the underwriting agreement;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 in connection with an Underwritten Offering, cause its senior management, officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in due diligence sessions) taking into account the Company’s reasonable business needs; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2 Registration Expenses. All Registration Expenses shall be borne by the Company, including as set forth in Section 2.1.5. It is acknowledged by the Holders that the Holders shall pay the Underwriters’ commissions and discounts and all fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants to as soon as reasonably practicable prepare and file any required supplement or amendment correcting any

Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the Board, which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by the Chairman of the Board, such filing, initial effectiveness or continued use of a Registration Statement would materially adversely affect the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than sixty (60) consecutive days and the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 for more than two times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (a), (b) and (c) in the aggregate) in any 12-month period.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after December 8, 2021 pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (unless such filings are otherwise available on EDGAR). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission).

Section 3.6 Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

TRANSFERS

Section 5.1 Transfer Restrictions.

5.1.1 For the avoidance of doubt, the provisions of Article 5 of the Original Agreement are hereby superseded in their entirety by this Article 5, and such provisions of the Original Agreement shall not apply to the Initial Warrant, the Atlantic Park Warrant, the Corre Warrants, any other Warrants, or the PIPE Shares.

5.1.2 No transfer of a Warrant, of shares of Common Stock issued upon exercise of a Warrant, or of PIPE Shares, shall be permitted by Atlantic Park, the Corre Holders or their Affiliates to any Disqualified Institutions in one or more privately negotiated transactions, without the prior written consent of the Company, in its sole discretion. Atlantic Park, the Corre Holders and their Affiliates may not transfer a Warrant, shares of Common Stock issued upon exercise of a Warrant, or PIPE Shares, in a privately negotiated transaction designed to result in the indirect transfer of a Warrant, or shares of Common Stock issued upon exercise of a Warrant, to a Disqualified Institution. For the avoidance of doubt, this subsection 5.1.2 shall not apply to transfers pursuant to open market sales.

Section 5.2 Legends. The certificates evidencing the Warrants, shares of Common Stock issued upon exercise of the Warrants, and the PIPE Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF FEBRUARY 10, 2022, BY AND AMONG THE HOLDER HEREOF AND THE OTHER PARTIES THERETO.

If any Registrable Securities are at any time either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without registration pursuant to Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(c), then, at a Holder’s request, the Company will take such actions necessary, in cooperation with the Company’s transfer agent (including, if required by the Company’s transfer agent, delivering an opinion of the Company’s counsel, in a form reasonably acceptable to the Company’s transfer agent), to remove the foregoing legend or any other such restrictive legend set forth on such certificates.

ARTICLE 6

TERMINATION

Section 6.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the date on which neither the Holders nor any of their Permitted Transferees hold any Registrable Securities and (ii) June 8, 2029.

ARTICLE 7

GENERAL PROVISIONS

Section 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to the Company, to it at:

Team, Inc.

13131 Dairy Ashford Road

Suite 600

Sugar Land, Texas 77478

Attn: André C. Bouchard

Email: butch.bouchard@teaminc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew R. Pacey and Bryan D. Flannery

Email: matt.pacey@kirkland.com and bryan.flannery@kirkland.com

If to Atlantic Park, to it at,

Iron Park Capital Partners

527 Madison Avenue

25th Floor

New York, NY 10022

Attention: Viral Naik

Email: viral.naik@ironparkcap.com

and

alterDomus (Cortland)

225 W. Washington St.

9th Floor

Chicago, IL, 60606

Attention: Mike Kumor

Email: mike.kumor@alterdomus.com

If to the Corre Holders, to them at,

c/o Corre Partners Management, LLC

12 East 49th Street, 40th Floor

New York, New York 10017

Attention: John Barrett; Tom Radionov

E-mail: Operations@correpartners.com;

john@correpartners.com;

tom.radionov@correpartners.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brian Lennon

E-mail: blennon@willkie.com

Section 7.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.3 Rule 144. If the Company shall have filed a Registration Statement pursuant to the requirements of Section 12 of the Exchange Act or a Registration Statement pursuant to the requirements of the Securities Act in respect of the Registrable Securities, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144 or any similar rules or regulations hereafter adopted by the Commission, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 7.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

Notwithstanding the foregoing, Atlantic Park and the Corre Holders may each transfer or assign all or any portion of their respective rights provided in this Agreement, subject to this Section 7.4, in connection with the transfer of all or any portion of the Atlantic Park Warrant, the Corre Warrants or the PIPE Shares, as applicable, without the prior written consent of the Company; provided that such transferee or assignee (i) represents and warrants to the Company that it is not a Disqualified Institution, and (ii) agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments in accordance with this Section 7.4; provided, further, that no transfers or assignments of a Warrant or of the PIPE Shares or any rights or obligations under this Agreement shall be permitted to any Disqualified Institution without the prior written consent of the Company, in its sole discretion.

Section 7.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 7.1 hereof.

Section 7.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

Section 7.8 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 7.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 7.12 Recapitalization. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities (if any) of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which, in each case, may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities (a “Share Transaction”) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. In the event of a Share Transaction, the Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

Section 7.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by each of (i) the Company, (ii) the Holders representing at least 50% (by number) of the Registrable Securities (with each share of Common Stock to be received upon exercise of the Warrants counting as one Registrable Security for this purpose); provided that, if Atlantic Park and the Corre Holders do not, on an aggregate basis, hold at least 50% (by number) of the Registrable Securities, then this clause (ii) shall not apply to any amendment that otherwise complies with this Section 7.13 and does not adversely affect the rights of any non-consenting Holders, (iii) Atlantic Park (provided that Atlantic Park’s consent shall not be required if such party and its Affiliates, in the aggregate, hold less than 4.57% (by number) of the

Registrable Securities (with each share of Common Stock to be received upon exercise of the Warrants counting as one Registrable Security for this purpose)) and (iv) the Corre Holders (provided that the Corre Holders’ consent shall not be required if the Corre Holders and their Affiliates, in the aggregate, hold less than 4.57% (by number) of the Registrable Securities (with each share of Common Stock to be received upon exercise of the Warrants counting as one Registrable Security for this purpose)). No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect the rights of either Atlantic Park or the Corre Holders disproportionately as compared with those of other Holders hereunder without the prior written consent of Atlantic Park or the Corre Holders, as applicable.

Section 7.14 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:
TEAM, INC.

By:	/s/ André C. Bouchard
Name: André C. Bouchard
Title:	Executive Vice President, Chief Legal
Officer and Secretary

[Signature Page to Registration Rights Agreement]

HOLDER:
APSC Holdco II, L.P.

By:	/s/ George Fan
Name: George Fan
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDER:
Corre Opportunities Qualified Master Fund, LP

By:	/s/ John Barrett
Name: John Barrett
Title: Authorized Signatory

HOLDER:
Corre Horizon Fund, LP

By:	/s/ John Barrett
Name: John Barrett
Title: Authorized Signatory

HOLDER:
Corre Horizon II Fund, LP

By:	/s/ John Barrett
Name: John Barrett
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]